Exhibit 99.1

For further information,
Contact: Rebecca Lentz
(651) 355-4579
rebecca.lentz@chsinc.com

Olivia Nelligan Named CHS Chief Financial Officer

ST. PAUL, Minnesota (Jan. 20, 2020) - CHS Inc., the nation’s leading agribusiness cooperative, announced today it has named Olivia Nelligan as its new executive vice president and chief financial officer, effective Jan. 29, 2020.

Nelligan brings more than 20 years of experience as a global finance leader and business partner with expertise leading transformation across teams and delivering sustainable, profitable growth. Most recently, Nelligan served as founder and chief executive officer of Inish Enterprises, a strategic advisory firm. Prior to that, Nelligan served as chief executive officer of Nasco, LLC, a private equity-owned company that provides specialty products for education, healthcare, laboratory testing and agriculture. After serving as Nasco’s CEO, she served as non-executive chair of the company’s board. Before being named Nasco’s CEO, Nelligan was the company’s chief financial officer.

Prior to joining Nasco, Nelligan spent 14 years at Kerry Group, a global leader in technology-based food ingredients, flavors and solutions where she held finance and strategy leadership positions, including serving as global chief financial and strategic planning officer for the Taste & Nutrition division and chief financial officer for the Americas Ingredients & Flavors division. She began her career at Arthur Andersen in Dublin, Ireland.

Nelligan has a bachelor’s degree in civil law and a higher diploma in business and financial information systems from University College Cork, Ireland. She earned an MBA at the University of Wisconsin - Madison and is a chartered accountant.

“We are excited to have Olivia join CHS. She brings an impressive record of executing and achieving financial results and leading organizations through transformation and growth,” said Jay Debertin, CHS president and chief executive officer. Nelligan will be a member of the CHS strategic leadership team and will report to Debertin.

CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, agronomy, grains and foods, CHS is committed to creating connections to empower agriculture, helping its farmer-owners, customers and other stakeholders grow their businesses through its domestic and global operations. CHS supplies energy, crop nutrients, seed, crop protection products, grain marketing services, production and agricultural services, animal nutrition products, foods and food ingredients, and risk management services. The company operates petroleum refineries and pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.

This document contains and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Report Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2019. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.